As filed with the Securities and Exchange Commission on May 13, 1999

                                                   Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
================================================================================

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                SEMX CORPORATION
                                ----------------
            (Exact name of Registrant as specified in its character)

           DELAWARE                                  13-3584740
-------------------------------          ------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                  1 Labriola Court, Armonk, New York 10504-1336
                  ---------------------------------------------
                     (Address of Principal Executive Office)

                 AMENDED EMPLOYEES' INCENTIVE STOCK OPTION PLAN
                    NON-QUALIFIED INCENTIVE STOCK OPTION PLAN
                 ----------------------------------------------
                              (Full Title of Plans)

                                  Mark A. Koch
                            ------------------------
                            Controller and Secretary

                                SEMX Corporation
                                1 Labriola Court
                           Armonk, New York 10504-1336
                                 (914) 273-5500
             ------------------------------------------------------
             (Name, address including zip code and telephone number,
                   including area code, of agent for service)

                          A copy of all communications,
                        including communications sent to
                     the agent of service should be sent to:

                              Alan M. Rashes, Esq.
                          Salon, Marrow & Dyckman, LLP
                                685 Third Avenue
                            New York, New York 10017
                                 (212) 661-7100
                          ----------------------------

                          CALCULATION OF REGISTRATION FEE

                                             Proposed          Proposed
   Title of Each                             Maximum           Maximum
   Class of                                  Offering          Aggregate          Amount of
   Securities to          Amount to be       Price             Offering           Registration
   be Registered          Registered         Per Share         Price              Fee
   -------------          ----------         ---------         ---------          ------------
   Stock Options          300,000(l)              -                   -               -(3)
                          200,000(2)              -                   -               -(3)

   Common Stock           300,000(4) (6)      $2.34(7)         $703,125            $195
                          200,000(5) (6)      $2.34(7)         $468,750            $131
                                                                                   ----
   Total                                                                           $326
                                                                                   ====

(1) Represents options to be granted pursuant to the Amended Employees' Incentive Stock Option Plan (the "Incentive Plan"). Options to purchase 250,000 shares of Common Stock granted pursuant to the Incentive Plan were previously registered pursuant to the Registrant's Registration Statement on Form S-8 (File No. 33-84752) filed with the Commission on October 6, 1994. Options to purchase 150,000 shares of Common Stock granted pursuant to the Incentive Plan were previously registered pursuant to Registrant's Registration Statement on Form S-8 (File No. 33-95762) filed with the Commission on August 14, 1995. Options to purchase an additional 200,000 shares of Common Stock granted pursuant to the Incentive Plan were previously registered pursuant to the Registrant's Registration Statement on Form S-8 (File No. 333-7797) filed with the Commission on July 9, 1996.

(2) Represents options to be granted pursuant to the Non-Qualified Stock Option Plan (the "Non-Qualified Plan"). Options to purchase 100,000 shares of Common Stock granted pursuant to the Non-Qualified Plan were previously registered pursuant to Registrant's Registration Statement on Form S-8 (File No. 33-95762) filed with the Commission on August 14, 1995.

(3) No registration fee is required pursuant to Rule 457(h)(2).

(4) Shares issuable upon exercise of options granted pursuant to the Incentive Plan.

(5) Shares issuable upon exercise of options granted pursuant to the Non-Qualified Plan.

(6) Includes an indeterminable number of shares of Common Stock which may become issuable pursuant to the anti-dilution provision of the Plans and the anti-dilution provisions contained in the Stock Option Agreements.

(7) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (c) based upon the average of the high and low prices for the Common Stock on the NASDAQ National Marketplace on May 10, 1999.

Introduction

        Amended Employees' Incentive Stock Option Plan. On April 28, 1998, the stockholders of the Registrant approved a 300,000 share increase in the number of shares of Common Stock reserved under the Amended Employees' Incentive Stock Option Plan (the "Incentive Plan"). The instant Registration Statement registers the additional 300,000 shares of Common Stock which are reserved for issuance under the Incentive Plan.

        Non-Qualified Incentive Stock Option Plan. On April 28, 1998, the stockholders of the Registrant approved a 200,000 share increase in the number of shares of Common Stock reserved under the Non-Qualified Incentive Stock Option Plan (the "Non-Qualified Plan"). The instant Registration Statement registers the additional 200,000 shares of Common Stock which are reserved for issuance under the Non-Qualified Plan.

Incorporation by Reference

        On October 6, 1994, a Form S-8 Registration Statement (33-84752) registering 250,000 shares of Common Stock, reserved for issuance upon the exercise of options pursuant to the Incentive Plan, was filed with the Securities and Exchange Commission (the "Commission") and became effective. On August 14, 1995, a Form S-8 Registration Statement (33-95762) registering an additional 150,000 shares of Common Stock, reserved for issuance upon the exercise of options pursuant to the Incentive Plan, was filed with the Commission and became effective. On July 9, 1996, a Form S-8 Registration Statement (333-7797) registering an additional 200,000 shares of Common Stock, reserved for issuance upon the exercise of options pursuant to the Incentive Plan, was filed with the Commission and became effective.

        On August 14, 1995, a Form S-8 Registration Statement (33-95762) registering 100,000 shares of Common Stock reserved for issuance upon the exercise of options pursuant to the Non-Qualified Plan was filed with the Commission and became effective.

        The contents of Registration Statements Nos. 33-84752, 33-95762 and 333-7797 are hereby incorporated by reference.

Amendment to the Non-Qualified Plan

        In addition to approving the increase of 200,000 shares of Common Stock reserved for issuance under the Non-Qualified Plan, the stockholders also approved an amendment to the Non-Qualified Plan which provides for the grant of non-qualified options to employees of the Company or any subsidiary thereof.

                                     PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, SEMX Corporation, a Delaware corporation (the "Company"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1933, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

(1) The Company's Annual Report on Form 10-K for the year ended December 31,
1998;

(2) Portions of the Company's Proxy Statement dated April 28, 1999 which contain information required by Items 9, 10, 11 and 12 of Form 10-K which were incorporated by reference in the Form 10-K; and

(3) The description of the Company's Common Stock, par value $.10 per share (the "Common Stock") contained in the Company's Registration Statement on Form 8-A (File No. 1-10938), filed pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law ("DGCL"), directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action. Moreover, the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under the Company's Certificate of Incorporation, or any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

        ARTICLE VII of the By-laws of the Company states as follows:

          SECTION 7.1 Indemnification. The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative, or otherwise, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise. Unless otherwise permitted by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        Pursuant to Section 145 of the DGCL, Registrant has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

        ARTICLE SEVENTH of the Certificate of Incorporation of the Company states as follows:

          SEVENTH: Liability of Directors of the Corporation. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

  Exhibit No.                       Description of Exhibit
  -----------                       ----------------------
        4.1           Amended Employees' Incentive Stock Option
                      Plan, as amended.(1)
        4.2           Non-Qualified Stock Option Plan. (2)
        5.1           Opinion of Salon, Marrow & Dyckman, LLP.
        23.1 Consent of Salon, Marrow & Dyckman, LLP (included in Exhibit 5.1 hereto).
        23.2          Consent of Goldstein Golub Kessler LLP
        23.3 Power of Attorney (included on the signature page of this Registration Statement).

(1) Incorporated herein by reference to the Company's Registration Statement No. 33-70876 on Form S-3 as filed with the Securities and Exchange Commission on October 28, 1993, and as amended on December 30, 1993, January 20, 1994 and February 7, 1994.

(2) Incorporated herein by reference to the Company's Proxy Statement dated March 30, 1998.

Item 9. Required Undertakings.

        The undersigned Registrant hereby undertakes:

        (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Armonk, State of New York on May 12, 1999.

  SEMX CORPORATION

  By: /s/ Gilbert D. Raker                     By: /s/ Mark A. Koch
     ------------------------                     --------------------
      Gilbert D. Raker                             Mark A. Koch
      Chairman of the Board                        Secretary and Accounting
      and Chief Executive Officer                  Officer
      (principal executive officer)                (principal financial and
                                                   accounting officer)

                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gilbert D. Raker and Mark A. Koch, and each of them, his true and lawful attorneys-in-fact and agents, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorneys-in-fact and agents or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 12, 1999.

        Signature                                Title
        ---------                                -----

  /s/ Gilbert Raker                         Chairman of the        May 12, 1999
  --------------------                      Board, Chief
  Gilbert D. Raker                          Executive Officer
                                            and Director
                                            (principal
                                            executive officer)

        Signature                                 Title
        ---------                                 -----

                                            Vice Chairman and
  -------------------                       Director
  Frank J. Polese

  /s/ Mark A. Koch                          Secretary and          May 12, 1999
  -------------------                       Chief Accounting
  Mark A. Koch                              Officer (principal
                                            financial and
                                            accounting
                                            officer)

  /s/ John U. Moorhead, II,                 Director               May 12, 1999
  -------------------------
  John U. Moorhead, II

  /s/ Steven B. Sands                       Director               May 12, 1999
  -------------------
  Steven B. Sands

                                            Director
  -------------------
  Richard D. Fain

  /s/ Mark A. Pinto                         Director               May 12, 1999
  -------------------
  Mark A. Pinto

  /s/ Andrew Lozyniak                       Director               May 12, 1999
  -------------------
  Andrew Lozyniak